SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 4, 2003

                Date of Report (Date of earliest event reported)

                       [GRAPHIC OMITTED] NW NATURAL LOGO

                          NORTHWEST NATURAL GAS COMPANY

             (Exact name of registrant as specified in its charter)





                            Commission File No. 0-994

OREGON                                                  93-0256722
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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Item 5.  Other Events and Regulation FD Disclosure

EARNINGS FOR FOURTH QUARTER, TWELVE MONTHS ENDED DECEMBER 31, 2002

     On February 4, 2003, Northwest Natural Gas Company ("NW Natural" or the "Company"), reported consolidated earnings applicable to common stock of $41.5 million for the fiscal year ended Dec. 31, 2002, compared to $47.8 million in 2001. Earnings in 2002 were $1.62 a diluted share compared to earnings of $1.88 a diluted share in 2001.

     For the quarter ended Dec. 31, 2002, NW Natural's consolidated earnings applicable to common stock were $17.8 million, compared to $23.8 million for the fourth quarter of 2001. Earnings for the fourth quarter were 69 cents a diluted share, down from 93 cents a diluted share in 2001. Temperatures in NW Natural's service area in the Pacific Northwest were 13 percent warmer than average in December, reflecting the El Nino weather pattern in place in the western U.S. in the early part of the winter.

     Fourth Quarter Detail

     Total gas deliveries in the fourth quarter of 2002 were 326 million therms, down about 1 percent from 2001. Total utility margin before allowances for demand charges and other items was $106 million, 5 percent lower than $111 million in 2001.

     Sales to residential and commercial customers in the fourth quarter of 2002 were 189 million therms, down 5 percent from 2001 due to warmer weather. Weather for the fourth quarter of 2002 as a whole was 6 percent warmer than average and 3 percent warmer than in 2001. The Company estimates that the warm weather and other factors affecting consumption reduced sales to residential and commercial customers in the fourth quarter of 2002 by 15 million therms and reduced margin by $5.5 million, equivalent to 13 cents a share.

         Gas deliveries to industrial and electric generation customers in the fourth quarter of 2002 were 137 million therms, up from 132 million therms in 2001. Margin in these sectors in the fourth quarter was $9.7 million, down from $13.5 million in 2001. Results in 2001 included margin from the market for electric generation totaling $2.1 million, equivalent to 5 cents a share. Contracts with two electric generation customers expired as of June 30, 2002.

     Earnings from gas storage services in the fourth quarter of 2002 were $1.2 million, equivalent to 4 cents a share, compared to $0.7 million or 3 cents a share in the fourth quarter of 2001. NW Natural provides gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers' requirements. For reporting purposes, the Company has classified its interstate


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gas storage services as a separate business segment from its traditional gas utility operations.

     NW Natural has a Purchased Gas Adjustment (PGA) tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any savings, both as compared to the gas commodity prices built into rates. Fourth quarter results in 2001 included a 33 percent share of the savings realized from NW Natural's gas commodity purchases during the quarter. The savings contributed $5.2 million of margin, equivalent to 12 cents a share of earnings. The equivalent results under the sharing mechanism in the fourth quarter of 2002 were an absorption of $0.4 million of excess costs, equivalent to 1 cent a share.

     Consolidated operations and maintenance expenses in the fourth quarter of 2002 were $23.0 million, down slightly from the fourth quarter of 2001, reflecting cost controls. The overall reduction from the 2001 expense level was achieved despite significant increases in pension and health care expenses.

     Fiscal Year Detail

     NW Natural earned $1.76 a diluted share from traditional utility operations in 2002, the same as the result from utility operations in 2001. In addition, the Company earned 14 cents a share in 2002 from interstate gas storage operations and 5 cents a share from subsidiary and other non-utility operations, primarily a subsidiary that has investments as a limited partner in several alternative electric generating projects in California. The charges to non-utility operations relating to NW Natural's effort to purchase Portland General Electric Company from Enron Corp. were equivalent to 33 cents a diluted share. The results from non-utility operations in 2002 compared to earnings of 8 cents a share from interstate gas storage and 4 cents a share from subsidiary and other non-utility operations in 2001.

     NW Natural's total gas deliveries in 2002, excluding deliveries of gas stored for others, were 1.126 billion therms, up slightly from 2001. Total utility margin before allowances for demand charges and certain other items was $345 million, up 4 percent from $333 million in 2001.

     Gas sales to residential and commercial customers in 2002 were 591 million therms, about the same as in 2001. Weather in 2002 was very close to average for the year as a whole but was 2 percent warmer than 2001.

     Sales to residential and commercial customers in 2002 reflected lower consumption patterns by customers which the Company believes are due to higher gas commodity prices reflected in rates in previous years. Almost all of the effects of the lower consumption patterns on margin and earnings were felt in the first nine months of the year. Effective Oct. 1, 2002, the Company implemented rate increases designed to recoup the margin lost due to the changes in consumption patterns. These rate increases, which will continue in effect in


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2003, contributed approximately 10 cents a share to earnings in the fourth quarter of 2002.

     Margin from the residential and commercial market sectors in 2002 was $299 million, up 5 percent from $285 million in 2001. NW Natural had 560,067 customers at year-end 2002, up 3.5 percent from year-end 2001. The Company estimates that customer growth contributed 17 million therms to sales volumes and $8.1 million to margin revenues during 2002.

     Gas deliveries to industrial and electric generation customers in 2002 were 535 million therms, up 1 percent from 2001. Margin from sales and transportation in these markets was down about 6 percent from 2001, however, at $45.3 million compared to $48.0 million. Both year's results include the effects of contracts for service to electric generation customers that contributed margin equivalent to 11 cents a share in each year's earnings.

     NW Natural earned $3.6 million from interstate gas storage services in 2002, equivalent to 14 cents a share, compared to $2.1 million or 8 cents a share from storage services in 2001.

     NW Natural's share of the savings realized from its gas commodity purchases in 2002 under the PGA mechanism in Oregon contributed $10.8 million of margin for the year, equivalent to 26 cents a share of earnings. The equivalent result from NW Natural's share of gas cost savings in 2001 was a margin contribution of $4.1 million, generating 10 cents a share of earnings.

FORWARD-LOOKING STATEMENTS

     This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements: (i) prevailing governmental policies and regulatory actions, including those of the Oregon Public Utility Commission and the Washington Utilities and Transportation Commission, with respect to allowed rates of return, industry and rate structure, purchased gas and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, the maintenance of pipeline integrity, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws and policies; (ii) weather conditions and other natural phenomena; (iii) unanticipated population growth or decline, and changes in market demand and demographic patterns; (iv) competition


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for retail and wholesale customers; (v) pricing of natural gas relative to other energy sources; (vi) risks resulting from uninsured property damage to Company property, intentional or otherwise; (vii) unanticipated changes in interest or foreign currency exchange rates or in rates of inflation; (viii) economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas; (ix) unanticipated changes in operating expenses and capital expenditures; (x) unanticipated changes in future liabilities relating to employee benefit plans; (xi) capital market conditions, including its effect on pension costs; (xii) competition for new energy development opportunities; (xiii) legal and administrative proceedings and settlements; and (xiv) risks relating to the potential negotiation of a new agreement for the acquisition of PGE, including risks and uncertainties relating to the impact of Enron's bankruptcy on PGE, obtaining regulatory approvals, securing financing at reasonable interest rates and realizing expected synergies and other benefits from the acquisition, if completed. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.


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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NORTHWEST NATURAL GAS COMPANY
                                       (Registrant)


Dated:  February 5, 2003               /s/ Bruce R. DeBolt
                                       ------------------------------------
                                       Senior Vice President and
                                       Chief Financial Officer


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